UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                               DEAN FOODS COMPANY
                        6.90% Notes due October 15, 2017


No. 1                                                               $150,000,000
                                                                 CUSIP 242361AB9


          Dean Foods Company, a Delaware corporation (herein called the "Issuer", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & Co. or its registered assigns, the principal sum of One Hundred Fifty Million United States Dollars on October 15, 2017, and to pay interest, semiannually on April 15 and October 15 of each year, commencing April 15, 1998, on said principal sum, at the rate per annum specified in the title of this Note, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months from the April 15 or the October 15, as the case may be, next preceding the date of this Note to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Note, or unless no interest has been paid on this Note, in which case from October 6, 1997, until payment of said principal sum has been made or duly provided for. Payments of such principal and interest shall be made at the office or agency of the Issuer in The City of New York, State of New York, which, subject to the right of the Issuer to vary or terminate the appointment of such agency, shall initially be at the principal office or agency of First Trust National Association, 100 Wall Street, Suite 2000, New York, New York 10005; provided, that payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register. The interest so payable on any April 15 or October 15, will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on the April 1 or October 1, as the case may be, next preceding such April 15 or October 15.

          Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or Authentication Agent under the Indenture referred to on the reverse hereof.

          IN WITNESS WHEREOF, DEAN FOODS COMPANY has caused this instrument to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto or imprinted hereon.

                                                  DEAN FOODS COMPANY


                                                  By:___________________________
                                                      Chairman of the Board and
                                                        Chief Executive Officer

ATTEST:

________________________
Title:


          This is one of the Securities of the Series designated herein referred to in the within-mentioned Indenture.


Dated:    October 6, 1997                 FIRST TRUST NATIONAL ASSOCIATION,
                                            as Trustee


                                          By:__________________________________
                                                Authorized Signatory


ATTEST:

________________________
Title:

                           [FORM OF REVERSE OF NOTE]

                               DEAN FOODS COMPANY

                        6.90% Note due October 15, 2017


          This Note is one of a duly authorized issue of debt securities of the Company (herein called the "Securities"), issuable in one or more Series, unlimited in aggregate principal amount except as may be otherwise provided in respect of the Securities of a particular Series, issued and to be issued under and pursuant to an Indenture dated as of January 15, 1995 (herein called the "Indenture"), duly executed and delivered by the Company to First Trust National Association (successor to the Bank of America Illinois), as Trustee (the "Trustee"), and is one of a Series designated as the 6.90% Notes due October 15, 2017 limited in aggregate principal amount to $150,000,000. Reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of Securities (including Holders of the Securities of this Series) and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more Series, which different Series may be issued in various aggregate principal amounts, may bear interest at different rates, which may be fixed or variable, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture.

          The Securities are general, direct, unconditional and unsecured obligations of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

          If an Event of Default shall have occurred and be continuing with respect to the Notes, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding, may declare the entire principal of, and premium, if any, on all of the Notes then Outstanding and the interest accrued thereon to be due and payable immediately in the manner and with the effect provided in the Indenture. Prior to a declaration of acceleration of the Maturity of any Notes, the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding with respect to which a default or breach or an Event of Default shall have occurred and be continuing may on behalf of the Holders of all of the Notes waive any past default or breach or Event of Default and its consequences, except a default or breach or Event of Default in the payment of principal of, or premium, if any, or interest on any Notes. Upon any such waiver, such default or breach shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured with the effect provided in the Indenture but no such waiver shall extend to any subsequent or other default or breach or Event of Default or impair any right consequent on such subsequent default or breach or Event of Default.

          The Indenture permits the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities then Outstanding of all Series which are affected by such amendment or modification, except that certain amendments which do not adversely affect the rights of any Holder of the Securities may be made without the approval of Holders of the Securities and no amendment or modification may, among other things, extend the Stated Maturity of any Security, reduce the principal amount thereof, reduce the rate or extend the time of payment of any interest thereon without the consent of the Holder of each Security so affected or reduce the aforesaid majority in aggregate principal amount of Securities of any Series, the consent of the Holders of which is required for any such amendment or modification, without the consent of the Holders of all Securities of each affected Series.

          Notwithstanding any provision in the Indenture or any provision of this Note, the Holder of this Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

          As provided in the Indenture and subject to certain limitations set forth therein, transfer of this Note is registrable on the Security Register, upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in The City of New York, State of New York, or such other offices or agencies as the Issuer may designate, and thereupon the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of Authorized Denomination, of the same series and of like aggregate principal amount at Stated Maturity. "Authorized Denominations" means $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

          The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. As provided in the Indenture, and subject to certain limitations set forth therein, Notes in registered form are exchangeable for one or more new Securities of this series and of like tenor, for the same aggregate principal amount and of Authorized Denominations, as requested by the Holder surrendering the same at the agency of the Issuer in The City of New York, State of New York. No service charge shall be made for any such exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

          No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in this Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

          The Indenture with respect to any Series will be discharged and cancelled except for certain Sections thereof, subject to the terms of the Indenture, upon the payment of all the Securities of such Series or upon the irrevocable deposit with the Trustee of cash or Government Obligations (or a combination thereof) sufficient for such payment in accordance with Article Ten of the Indenture.

          The Indenture and this Note shall be deemed to be contracts made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of such State.

          Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

     TEN COM   -as tenants in common
     TEN ENT   -as tenants by the entireties
     JT TEN    -as joint tenants with right of survivorship and not as tenants in common
     UNIF GIFT
     MIN ACT   -__________________ Custodian________________
                    (Custodian)                  (minor)
               Under Uniform Gifts to Minor Act (_______________)
                                                     (State)


     Additional abbreviations may also be used though not in the above list.


                                ASSIGNMENT FORM
================================================================================

                 To assign this Note, fill in the form below:

     I or we assign and transfer this Note to

                            --------------------------

                            ---------------------------

                  Insert assignee's soc. sec. or tax I.D. no.

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)


________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
and irrevocably appoint_________________________________________________________
________________________________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.
________________________________________________________________________________


Dated:  ________________      ______________________________________________
                              ______________________________________________


     NOTICE:   The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever; and

     NOTICE:   Signature(s) must be guaranteed by an "eligible guarantor
institution" meeting the requirements of the Trustee, which requirements include membership or participation in STAMP or such other "signature guaranty program" as may be determined by the Trustee in addition to or in substitution for STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.